Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 1 to the Registration Statement No. 333-146405 on Form S-1 of our report dated March 30, 2009 with respect to the audited consolidated financial statements of Velocity Oil & Gas, Inc. for the years ended December 31, 2008 and 2007.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Malone & Bailey, PC
Malone & Bailey, PC
www.malone−bailey.com
Houston, Texas

October 26, 2009